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                                                                EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTS


As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration.


Atlanta, Georgia
July 23, 1997

                                              /s/ARTHUR ANDERSEN LLP